PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION FINALIZES INSURANCE

SETTLEMENT AND SELLS BARCELO TUCANCUN RESORT

MCLEAN, VA, September 1, 2006 - Highland Hospitality Corporation (NYSE:HIH), a lodging real estate investment trust, or REIT, announced today that it has finalized the settlement of its insurance claim for the 332-room Barceló Tucancun Beach resort located in Cancun, Mexico for a total of approximately $9 million in proceeds, all of which has been received to date.

The Barceló Tucancun Beach resort was significantly damaged by Hurricane Wilma in October 2005, and was closed until April 22, 2006 while the Company rebuilt the sea wall, repaired the lobby, restaurant and other common areas located on the main floors of the resort, reconstructed the exterior pools and fixed portions of the hotel room towers and exterior roofing.

In addition, the Company announced that it has sold the Barceló Tucancun Beach resort to Playa Hotels & Resorts, S.L., a related party, for $38 million. Playa Hotels & Resorts, S.L. is a private equity fund focused on investments located in the Caribbean and Latin America and partially-owned by Barceló Hotels & Resorts. Barceló Crestline Corporation, a wholly-owned subsidiary of Barceló Hotels & Resorts and the Company’s preferred operator managing 45% of the Company’s hotel rooms, advises Playa Hotels & Resorts, S.L. in evaluating investment opportunities. Highland’s non-executive Chairman, Bruce D. Wardinski, is the Chief Executive Officer of Barceló Crestline and the Chairman and Chief Executive Officer of Playa Hotels & Resorts, S.L. The sale of this resort has been unanimously approved by Highland’s Board of Directors upon the unanimous recommendation of a special committee of Highland’s independent directors.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

James L. Francis, Highland’s President and CEO, stated, “The sale of the Barceló Tucancun Beach resort exemplifies our shift in strategic focus toward opportunities located in the top U.S. markets. The insurance and sale proceeds received have enabled us to recoup our investment in the property and sell the asset for a gain.”

About the Companies:

Highland Hospitality Corporation

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investments in the United States. Following the sale of the Barceló Tucancun Beach resort, the Company now owns 25 hotel properties with an aggregate of 7,795, rooms in 13 states and the District of Columbia. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Playa Hotels & Resorts, S.L.

Playa Hotels & Resorts, S.L. is a private, Spanish company that seeks to create long-term shareholder value by acquiring, developing, or redeveloping all-inclusive resort assets in Mexico and other Latin American or Caribbean countries, including the Dominican Republic, Costa Rica, Panama, and Jamaica. Including its acquisition of the Barceló Tucancun Beach resort, Playa Hotels & Resorts, S.L. currently owns five properties in Mexico. Additional information can be found on the Company’s website at www.playahr.com.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Highland Hospitality Corporation’s control. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances, except as required by law.